Exhibit 10.2







================================================================================


                             POWER SUPPLY AGREEMENT


                           dated as of October 3, 2003


                                 by and between


                    AMERENENERGY RESOURCES GENERATING COMPANY


                                       And


                         CENTRAL ILLINOIS LIGHT COMPANY



                               d.b.a. AMERENCILCO
================================================================================




                                                           TABLE OF CONTENTS


ARTICLE I DEFINITIONS.............................................................................................1
     Section 1.1      Certain Definitions.........................................................................1
     Section 1.2      Interpretation..............................................................................4
     Section 1.3      Titles and Headings.........................................................................5

ARTICLE II TERM           ........................................................................................5
     Section 2.1      Term....................................................................................... 5
     Section 2.2      Extended Term(s)............................................................................5

ARTICLE III ASSIGNMENT AND MANAGEMENT OF SUPPLY ASSETS............................................................6
     Section 3.1      Assignment..................................................................................6
     Section 3.2      Limited Irrevocable Agency..................................................................6
     Section 3.3      Scope of Agency.............................................................................6

ARTICLE IV SCOPE OF SERVICES......................................................................................6
     Section 4.1      Electric Energy.............................................................................6
     Section 4.2      Requirements................................................................................7
     Section 4.3      Daily and Hourly Scheduling.................................................................7
     Section 4.4      Black Start Capability......................................................................8
     Section 4.5      Annual Load Plan and Planned Outage Schedule................................................8
     Section 4.6      Transmission................................................................................9

ARTICLE V DELIVERY AND BILLING....................................................................................9
     Section 5.1      Delivery and Title..........................................................................9
     Section 5.2      Measurement................................................................................10
     Section 5.3      Billing....................................................................................10
     Section 5.4      Records; Inspection........................................................................10

ARTICLE VI COMPENSATION..........................................................................................11
     Section 6.1      CILCO Payments.............................................................................11
     Section 6.2      AERG Payments..............................................................................11

ARTICLE VII DAMAGES; LIMITATION OF LIABILITY.....................................................................12
     Section 7.1      Damages....................................................................................12
     Section 7.2      Limitation of Liability....................................................................12

ARTICLE VIII ARBITRATION.........................................................................................13
     Section 8.1      Arbitration................................................................................13
     Section 8.2      Acknowledgment.............................................................................13

ARTICLE IX FORCE MAJEURE.........................................................................................13
     Section 9.1      Force Majeure..............................................................................13
     Section 9.2      Consequences of Force Majeure Event........................................................14

                                                                i


ARTICLE X ASSIGNMENT.............................................................................................14

ARTICLE XI DEFAULT; TERMINATION AND REMEDIES.....................................................................15
     Section 11.1          AERG Default..........................................................................15
     Section 11.2          CILCO Default.........................................................................15
     Section 11.3          Remedies..............................................................................16
     Section 11.4          Effect of Termination.................................................................16
     Section 11.5          Provisions Surviving Termination......................................................16

ARTICLE XII REPRESENTATIONS AND WARRANTIES.......................................................................16
     Section 12.1          Representations and Warranties of AERG................................................16
     Section 12.2          Representations and Warranties of CILCO...............................................17

ARTICLE XIII INDEMNIFICATION.....................................................................................18

ARTICLE XIV MISCELLANEOUS........................................................................................18
     Section 14.1          Notices...............................................................................18
     Section 14.2          Governing Law; Submission to Jurisdiction; Selection of Forum.........................19
     Section 14.3          No Third Party Beneficiaries..........................................................19
     Section 14.4          Severability..........................................................................19
     Section 14.5          Waivers...............................................................................20
     Section 14.6          Confidentiality.......................................................................20
     Section 14.7          Entire Agreement and Amendments.......................................................20

                                                              APPENDICES
                                                              ----------

Appendix A                 System Capacity Requirement
Appendix B                 Supply Assets to be Assigned to AERG
Appendix C                 Supply Assets Subject to Irrevocable Agency
Appendix D                 Strike Price
Appendix E                 Interruptible Customers
Appendix F                 Points of Interconnection

                             POWER SUPPLY AGREEMENT
                             ----------------------

     This Power Supply Agreement ("Agreement") dated as of October 3, 2003, is entered into by and between AmerenEnergy Resources Generating Company, an Illinois corporation ("AERG"), and, Central Illinois Light Company, an Illinois corporation ("CILCO"); (AERG and CILCO are sometimes referred to herein individually as a "Party" and collectively as the "Parties").

                              W I T N E S S E T H :

     WHEREAS, CILCO is a public utility company as defined in Section 3-105 of the Illinois Public Utility Act (220 ILCS 5/3-105) and currently is engaged in the generation, purchase, transmission, distribution and sale of electric energy in the State of Illinois; and

     WHEREAS, CILCO and AERG have entered into a Contribution Agreement, pursuant to which, AERG will acquire from CILCO certain of CILCO's generation assets; and

     WHEREAS, CILCO has certain other power supply assets, which pursuant to this Agreement will be assigned to, or managed by, AERG; and

     WHEREAS, upon consummation of this Agreement and the Contribution Agreement, CILCO will require a source of electric energy in order to fulfill its obligations to provide safe and reliable electric transmission and distribution services as required by the Illinois Public Utilities Act; and

     WHEREAS, AERG will be the owner of certain generation facilities, located in Illinois, will have access to certain other electric supply assets and will be engaged in the sale of electric energy, capacity and ancillary services; and

     WHEREAS, AERG desires to deliver and sell, and CILCO desires to receive and purchase, the full requirements of CILCO's System Customers, as defined below;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

Section 1.1 Certain Definitions.
            -------------------

     As used in this  Agreement,  (i) the terms set forth below in this  Section
l.1 shall have the respective meanings so set forth and (ii) the terms defined elsewhere in this Agreement shall have the meanings therein so specified.

     "AERG Event of Default" shall have the meaning specified in Section 11.1.

     "Affiliate" shall mean with respect to a corporation, partnership or other entity, each other corporation, partnership, or other entity that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such corporation, partnership, or other entity.

     "Agreement" shall mean this Power Supply Agreement, together with all Exhibits and Schedules hereto.

     "Annual Load Plan" shall have the meaning specified in Section 4.5.

     "Bankruptcy" shall mean any case, action or proceeding under any bankruptcy, reorganization, debt arrangement, insolvency or receivership law or any dissolution or liquidation proceeding commenced by or against a Person and, if such case, action or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in an order for relief or shall remain undismissed for 90 days.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in Chicago, Illinois are authorized or obligated by Law or executive order to close.

     "Capacity Charge" shall have the meaning specified in Section 6.1(a).

     "Capacity" shall mean the electric load-carrying capability provided by AERG to CILCO as measured at a Point of Interconnection, expressed in megawatts.

     "CILCO Control Area" shall mean an area within the metered boundaries of the CILCO control area certified by MAIN and recognized by NERC, which encompasses CILCO's meter-bounded electrical system.

     "CILCO Event of Default" shall have the meaning specified in Section 11.2.

     "CILCO Service Area" shall mean the geographic area within which CILCO was lawfully entitled and obligated under the Illinois Public Utility Act to provide electric power and energy to retail customers as of the Effective Date.

     "Contract Year" shall mean, in the case of the First Contract Year, the period beginning on the Effective Date and ending on December 31 of the calendar year in which such Effective Date occurs; and, in the case of subsequent Contract Years, means a calendar year beginning on January 1 and ending on December 31. First Contract Year refers to the first such period commencing on the Effective Date; Second Contract Year refers to the calendar year immediately following such First Contract Year; and so on.

     "Contribution Agreement" shall mean that certain Contribution Agreement, dated as of the date first written above, by and between CILCO and AERG.

     "Effective Date" shall mean the date on which occurs the closing of the transactions contemplated by the Contribution Agreement.

     "Electric Energy" shall have the meaning specified in Section 4.1.

     "Emergency Condition" shall mean a condition of the electrical system that would cause a MAIN Callable Reserve Emergency as described in MAIN Guide 5B or similar condition as described by any successor reliability organization. The Callable Reserve requirement of each Reserve Sharing member is located in MAIN Guide 5A, Appendix A. CILCO's current contingency requirement is approximately 38 megawatts.

     "Energy Charge" shall have the meaning specified in Section 6.1(b).

     "Extended Term" shall mean any period subsequent to December 31, 2004, during which time this Agreement is in effect pursuant to Section 2.2.

     "FERC" shall mean the Federal Energy Regulatory Commission or any other successor agency thereto.

     "Force Majeure Event" shall have the meaning specified in Section 9.1.

     "Governmental Authority" shall mean any nation or government (including any foreign nation or government), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States, or any political subdivision of any of the foregoing.

     "Initial Term" shall have the meaning specified in Section 2.1.

     "ISO" shall mean any Person that becomes responsible as an independent system operator under applicable FERC guidelines for the transmission system serving CILCO customers and AERG facilities.

     "MAIN" shall mean the Mid-America Interconnected Network, Inc., a reliability council under Section 202 of the Federal Power Act, and the regional security coordinator under NERC, established pursuant to the MAIN bylaws and guides, as currently in effect or as amended, or any successor to MAIN.

     "MWHRS" shall mean Electric Energy expressed in megawatt-hours.

     "NERC" shall mean the North American Electric Reliability Council, or any successor thereto.

     "Network Resources" shall mean Network Resources as defined in CILCO's FERC Open Access Transmission Tariff ("OATT").

     "Person" shall mean any natural person, corporation, partnership, firm, association, trust, unincorporated organization, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

     "Planned Outage Schedule" shall mean a schedule for a Planned Outage or Outages of Generation Units established in accordance with Section 4.5.

     "Planned Outage" shall mean the removal of a Generation Unit from service to perform work on specific components that is scheduled in accordance with
Section 4.5.

     "Point of Interconnection" shall mean the metered points of interconnection as delineated in Appendix F.

     "Requirement of Law" shall mean any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any federal, state, local or other governmental authority or regulatory body (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or an applicable tariff filed with any federal, state, local or other governmental authority or regulatory body.

     "Strike Price" for a Supply Asset shall be as delineated in Appendix D.

     "Summer Month" shall mean each of June, July, August and September.

     "System Capacity Requirement" for each month shall be as delineated on Appendix A hereto, unless adjusted by CILCO pursuant to Section 4.5.

     "System Customers" shall mean those customers within the CILCO Service Area which CILCO is obligated to serve under the Illinois Public Utilities Act.

Section 1.2 Interpretation.
            --------------

     In this Agreement, unless a clear contrary intention appears:

     (i)  the singular includes the plural and vice versa;

     (ii) the terms "dollars" and "$" shall mean United States dollars;

     (iii)reference to any Person includes such Person's successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

     (iv) reference to any gender includes the other gender;

     (v) reference to any agreement (including this Agreement), document, instrument or tariff means such agreement, document, instrument or tariff as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

     (vi) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder;

     (vii)reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition;

    (viii)"hereunder", "hereof" ,"hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

     (ix) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

     (x) any rule of construction or interpretation requiring this Agreement to be construed or interpreted for or against any Party as drafter shall not apply to the construction or interpretation hereof; and

     (xi) relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including."

Section 1.3 Titles and Headings.
            -------------------

     Section and Appendix titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

                                   ARTICLE II
                                   ----------

                                      TERM
                                      ----
Section 2.1  Term.
             ----

     This Agreement shall have a term commencing on the Effective Date and ending on December 31, 2004 (the "Initial Term"), unless earlier terminated as provided in this Agreement.

Section 2.2  Extended Term(s).
             ----------------

     This Agreement may be extended beyond the Initial Term by the mutual written agreement of the parties.

                                  ARTICLE III
                                  -----------

                   ASSIGNMENT AND MANAGEMENT OF SUPPLY ASSETS
                   ------------------------------------------

Section 3.1  Assignment.
             ----------

     On the Effective Date CILCO shall permanently assign to AERG all of CILCO's rights and obligations under the Supply Assets listed in Appendix B. To the extent the Parties fail to obtain the necessary consents required to accomplish assignment from CILCO to AERG, of any Supply Asset listed on Appendix B, such Supply Asset shall be deemed to be listed on Appendix C, and subject to the provisions of Section 3.2.

Section 3.2  Limited Irrevocable Agency.
             --------------------------

     CILCO hereby appoints AERG as its exclusive, limited agent to manage all of CILCO's rights and obligations under the Supply Assets listed in Appendix C. Such agency is irrevocable for the duration of the Term and is coupled with an interest under this Agreement.

Section 3.3  Scope of Agency.
             ---------------

     For the Supply Assets listed in Appendix C, AERG, in its sole discretion, shall have sole and exclusive rights to schedule, nominate and otherwise manage volumes deliverable from, or any other rights associated with, such assets. AERG shall pay the amounts described in Section 6.2 for use of the Supply Assets during the term. AERG, in its sole discretion, may take any actions on behalf of CILCO as may be reasonably necessary to implement this Agreement; provided, however that any such actions shall not materially adversely affect any rights and obligations CILCO may have under the Supply Assets related to periods subsequent to the Term of this Agreement; and provided further, that AERG's limited agency shall not create or result in the imposition of any other duties of AERG to CILCO, including any duties which may otherwise arise by operation of law. Notwithstanding anything to the contrary in this Agreement, AERG shall not be liable to CILCO except in cases of negligence or willful misconduct and only to the extent consistent with the limitation of damages in Article VII.

                                   ARTICLE IV
                                   ----------

                                SCOPE OF SERVICES
                                -----------------


Section 4.1  Electric Energy.
             ---------------

     All  electric  energy  provided  by AERG  under this  Agreement  ("Electric
Energy") shall be in the form of three-phase alternating current having a nominal frequency of approximately sixty cycles per second and a harmonic content consistent with the requirements of the Institute of Electrical and Electronic Engineers Standard No. 519.

Section 4.2  Requirements.
             ------------

     (a) AERG shall provide and CILCO shall receive firm electric power and energy in the quantities set forth below. CILCO shall be responsible for all transmission services applicable to transactions under this Agreement.

     (b) Commencing on the Effective Date through December 31, 2004, and subject to Article IX and Section 4.4 of this Agreement, CILCO shall purchase and AERG shall provide the System Capacity Requirement and all Electric Energy requirements for its System Customers from AERG.

     (c) In each year, CILCO shall be entitled to purchase associated energy up to the level of, and ancillary services consistent with, the System Capacity Requirement purchased in that year under this Agreement.

     (d) CILCO shall use any Electric Energy and Capacity purchased under this Agreement to serve only its System Customers, and CILCO shall not resell to non-tariffed customers any Electric Energy provided by AERG under the terms of this Agreement. As part of the Annual Load Planning process pursuant to Section
4.5 of this Agreement, CILCO shall report to AERG its actual and expected System Customer obligations.

     (e) CILCO, consistent with the terms and conditions of any special contracts and its Illinois Commerce Commission Tariff, shall, upon the request of AERG, immediately curtail deliveries of Electric Energy to its interruptible customers as delineated on Appendix E.. To the extent CILCO fails to comply with such a request of AERG, AERG shall be excused from performing hereunder and shall not be liable for any damages under Article VII or otherwise. If an interruptible customer is eligible under CILCO's tariff to "buy through" an interruption and elects to do so, CILCO shall purchase such "buy through" power from AERG at prevailing market prices.

     (f) CILCO, consistent with prudent utility practice, shall maintain and operate the Supply Assets delineated in Appendix C. To the extent CILCO fails to provide capacity and Energy from such Supply Assets pursuant to Section 3.3, AERG shall be excused from performance hereunder and shall not be liable for any damages under Article VII or otherwise.

Section 4.3  Daily and Hourly Scheduling.
             ---------------------------

     (a) By 9:00 a.m. on any day during the Term, CILCO shall provide AERG with its best estimate of the Electric Energy requirements by hour for its System Customers for the next day. CILCO shall provide hourly updates to such best estimate throughout each day.

     (b) The estimates provided pursuant to Section 4.3(a) shall be non-binding and shall not limit AERG's obligations to meet CILCO's requirements as otherwise provided herein; provided, however, to the extent CILCO fails to notify AERG of any significant changes to CILCO's best estimates, CILCO shall be responsible for any related imbalance charges or costs incurred by AERG and AERG shall not be liable to CILCO for any damages otherwise payable under Article VII.

Section 4.4  Black Start Capability.
             ----------------------

     CILCO shall prepare and maintain a written plan setting forth the procedures that would be used to restart the Generation Units after a system-wide blackout. CILCO shall provide a copy of such plan to AERG for its review and approval (which shall not be unreasonably withheld or delayed) as to its overall feasibility (after such approval, the "Black Start Plan"). CILCO shall provide for system restoration in accordance with the Black Start Plan. In addition, CILCO may request that AERG implement a test of such plan from time to time. AERG shall cooperate with CILCO, or any other entity performing the restoration function, in integrating the Black Start Plan into a system restoration plan and shall participate in training and restoration drills. In the event that system restoration is necessary, AERG shall use commercially reasonable efforts to respond to all directions from the entity performing the restoration.

Section 4.5  Annual Load Plan and Planned Outage Schedule.
             --------------------------------------------

     (a) On or before (i) the Effective Date, in the case of the First Contract Year, and (ii) the September l immediately preceding the commencement of any subsequent Contract Year, CILCO shall deliver to AERG a written load plan (the "Annual Load Plan") for such Contract Year, which shall set forth (A) the maximum hourly peak load expected in each week in each calendar month (or portion of a calendar month) during such Contract Year, (B) the expected requirements for the ancillary services in each calendar month (or portion of a calendar month) during such Contract Year and (C) the average of maximum load day, average of average load day and average of minimum load day data for each of the following time periods in each calendar month (or portion of a calendar month) during such Contract Year: (1) the weekday NERC on-peak period (5x16);
(2) the weekday off-peak period (5x8); (3) the weekend off-peak period (2x24); and (4) any holiday off-peak period (1x24).

     (b) Following the receipt of an Annual Load Plan, AERG may request that representatives of CILCO meet with its representatives for purposes of discussing and reviewing such Annual Load Plan. In any event, AERG shall, within thirty days of its receipt of an Annual Load Plan, (i) communicate the availability of the Generation Units to be used by CILCO in meeting its MAIN/ISO reliability and reporting requirements for the Contract Year and (ii) provide CILCO with a Planned Outage Schedule. In connection with the development of the Annual Load Plan and the Planned Outage Schedule for a Contract Year, CILCO and AERG may discuss and agree upon specific terms and values associated with the implementation of voluntary curtailment actions for the Contract Year in question. Such terms and values may be adjusted by agreement of the Parties as appropriate during the applicable Contract Year.

     (c) To the extent CILCO anticipates that due to load growth or other factors the System Capacity Requirement will be insufficient to meet actual system load, CILCO by September 1 of that year preceding any Contract Year may request that the System Capacity Requirement be increased by up to 4% for any Contract Year. For any amounts in excess of the System Capacity Requirement as adjusted pursuant to this Section 4.5, CILCO may request additional capacity and such capacity and any associated energy deliveries will be provided by AERG at mutually agreeable market prices.

     (d) To the extent CILCO experiences a loss of System Customer load due to such customer's opting for unbundled delivery services, CILCO may request up to a 10% reduction in System Capacity Requirement in any Contract Year. Such reduction shall be permanent and AERG shall have no obligation to provide System Capacity Requirement, Electric Energy and ancillary services above the reduced amount. Nothing in this section shall limit CILCO's ability to request and increase in the System Capacity Requirement under Section 4.5(c) of up to 4% in any subsequent year.

     (e) AERG shall be responsible for all operation and maintenance of the Generation Units transferred under the Contribution Agreement and shall bear all costs and liabilities related thereto.

     (f) CILCO shall designate AERG's Generation Units as Network Resources for each Contract Year in respect to an Annual Load Plan. Notwithstanding any such designation, such Generation Units may or may not be used by AERG, at AERG's sole discretion, to meet CILCO's requirements for Electric Energy.

     (g) AERG shall undertake to schedule and/or adjust Planned Outages of Generation Units for a Contract Year in accordance with Prudent Utility Practice and so as to schedule such outages during non Summer Months and/or low use periods and to minimize Planned Outages during the Summer Months.

     (h) Upon request of AERG, CILCO shall provide weekly updates to AERG regarding an Annual Load Plan to reflect any changes in expectations or circumstances. AERG shall provide to CILCO, at a minimum, weekly updates regarding Generation Unit status, condition, and availability.

Section 4.6  Transmission.
             ------------

     (a) CILCO shall schedule the transmission within the CILCO Control Area of Electric Energy delivered by AERG to CILCO for CILCO's System Customers.

     (b) The Parties acknowledge that this Agreement provides only for delivery by AERG of Electric Energy to the Points of Interconnection and each Party is responsible for obtaining and scheduling any necessary transmission services.

                                   ARTICLE V
                                   ---------

                              DELIVERY AND BILLING
                              --------------------


Section 5.1  Delivery and Title.
             ------------------

     Electric Energy purchased by CILCO from AERG shall be delivered by AERG to CILCO, and title to, and risk of loss for, such Electric Energy shall pass to CILCO at any Point of Interconnection with CILCO's transmission system.

Section 5.2  Measurement.
             -----------

         The amount of Electric Energy delivered by AERG to CILCO under this Agreement during a given hour shall be determined by:

(a) taking the total Electric Energy delivered by or on behalf of AERG for such hour from (x) outside the CILCO Control Area to an interconnection with the CILCO transmission system, as established by scheduled deliveries of such Electric Energy at such interconnection, for delivery into the CILCO Control Area, and (y) Generation Units in the CILCO Control Area, as established by readings from meters at such facilities, less (z) the amount of Electric Energy delivered by AERG to CILCO during the period covered by a Force Majeure Event which is not obtained or supplied through AERG's Supply Assets or other generation capacity; and

(b) subtracting from the total under Section 5.2(a) the amount of scheduled deliveries of Electric Energy (grossed-up for line losses, if not already so grossed-up) delivered by or on behalf of AERG for such hour to (x) an interconnection between the CILCO transmission system and the transmission system of a third party, for delivery outside of the CILCO Service Area and (y) non-CILCO customers in CILCO's Service Area.

Section 5.3       Billing.
                  -------

     (a) Within fifteen days after the end of each calendar month, AERG shall render an invoice to CILCO setting forth (i) all amounts due to AERG pursuant to this Agreement for the immediately preceding calendar month and (ii) all amounts remaining unpaid from previous calendar months. Any amounts due to CILCO from AERG shall, at AERG's option, be credited on the invoice or paid to CILCO under the same terms specified herein for CILCO's payments to AERG. Failure by AERG to render such invoice within the fifteen-day period shall not preclude AERG from subsequently rendering an invoice for the relevant calendar month.

     (b) Subject to the provisions of Section 5.4, CILCO shall pay any balance set forth in any invoice under Section 5.3(a) by Automated Clearing House ("ACH") transfer of immediately available funds to the account specified in the invoice within ten days after receipt of the invoice.

     (c) If CILCO disputes any amount in any invoice issued by AERG, the amount not in dispute shall be timely paid by CILCO, and any disputed amount which is ultimately determined to have been payable shall be paid within ten (10) days following such determination. Any dispute which is not promptly resolved by mutual agreement of the Parties shall be resolved in accordance with the provisions of Section 8.1.

Section 5.4  Records; Inspection.
             -------------------

     (a) Each Party shall keep and maintain all records as may be necessary or useful in performing or verifying any calculations or charges made pursuant to this Agreement or in verifying such Party's performance hereunder. All such records shall be retained by each Party for at least three calendar years following the calendar year in which such records were created. Each Party shall make such records available to the other Party for inspection and copying, at the other Party's expense, upon reasonable notice during such Party's regular business hours. Each

Party and its agents, including auditors, shall have the right, upon thirty days written notice prior to the end of an applicable three calendar year period, to request copies of such records. Each Party shall provide such copies, at the other Party's expense, within thirty days of receipt of such notice or shall make such records available to the other Party and its agents, including auditors, in accordance with the foregoing provisions of this Section 5.4.

     (b) Each of the Parties, as well as their respective representatives, shall have the right, at their sole expense, upon reasonable notice and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation relating to charges under this Agreement.

                                   ARTICLE VI
                                   ----------

                                  COMPENSATION
                                  ------------

Section 6.1  CILCO Payments
             --------------

     CILCO shall pay to AERG, each calendar month during the Initial Term, the following amounts:

     (a) an amount equal to $7,235/MW x System Capacity Requirement (the "Capacity Charge");

     (b) an amount equal to $17.05/MWHR x actual MWHRS taken by CILCO as measured in accordance with Section 5.2 of this Agreement (the "Energy Charge");

     (c) an amount reflecting any mutually agreed to pricing for additional capacity purchased, and energy delivered, in excess of the System Capacity Requirement pursuant to Section 4.5(c); and

     (d) for each ancillary service required to be provided by AERG to CILCO, a rate equivalent to the rate in the corresponding Schedule of CILCO's FERC-approved Ancillary Service Tariff ("AST"), or any successor tariff, in accordance with the following:

---------------------------------------------------------------------------------------------- -----------------------
                                   AST Ancillary Services                                        Corresponding AST
                                                                                                      Schedule
---------------------------------------------------------------------------------------------- -----------------------
Reactive Power Supply and Voltage Control from Generation Sources                              Schedule 2
---------------------------------------------------------------------------------------------- -----------------------
Regulation and Frequency Response Service                                                      Schedule 3
---------------------------------------------------------------------------------------------- -----------------------
Energy Imbalance Service                                                                       Schedule 4
---------------------------------------------------------------------------------------------- -----------------------
Retail Energy Imbalance Service                                                                Schedule 4A
---------------------------------------------------------------------------------------------- -----------------------
Operating Reserve - Spinning Reserve Service                                                   Schedule 5
---------------------------------------------------------------------------------------------- -----------------------
Operating Reserve - Supplemental Reserve Service                                               Schedule 6
---------------------------------------------------------------------------------------------- -----------------------

Section 6.2  AERG Payments
             -------------

     AERG shall pay to CILCO, each calendar month during the Initial Term, an amount equal to the applicable Strike Price for any particular Supply Asset, as delineated in Appendix D, multiplied by the total MWHRS requested and delivered during such calendar month from that Supply Asset.

                                  ARTICLE VII
                                  -----------

                        DAMAGES; LIMITATION OF LIABILITY
                        --------------------------------


Section 7.1  Damages.
             -------

     If AERG fails to deliver up to the System Capacity Requirement, as adjusted pursuant to Section 4.5, then, as the sole and exclusive remedy for such failure, AERG shall pay to CILCO an amount representing (i) the excess, if any between the cost of cover and the amount AERG would have been entitled to charge CILCO for such Electric Energy under this Agreement, plus (ii) any commercially reasonable charges, expenses or commissions incurred necessarily by CILCO directly in connection with effecting cover, less (iii) expenses saved in consequence of AERG's breach. Notwithstanding the foregoing: (i) AERG shall not be liable for the failure to deliver Electric Energy under this Agreement if AERG's performance is excused under Article III, Section 4.5 or Article IX; and
(ii) under no circumstances shall AERG's liability for damages exceed $30 million, in the aggregate, for any contract year, or portion thereof.

     The Parties agree that it would be difficult, if not impossible, to prove the amount of damages suffered in the event of a breach of this Agreement, and that in the event of such a breach, AERG would pay to CILCO the amounts specified in this Section 7.1 as liquidated damages and not as a penalty. The Parties agree that such sums make a reasonable forecast of probable actual loss, because of the difficulty in estimating with exactness the damage that might result.

Section 7.2  Limitation of Liability.
             -----------------------

     In no event or under any circumstances shall either Party (including such Party's Affiliates and such Party's and such Affiliates' respective directors, officers, employees and agents) be liable to the other Party (including such Party's Affiliates and such Party's and such Affiliate's respective directors, officers, employees and agents) for any special, incidental, exemplary, indirect, punitive or consequential damages or damages in the nature of lost profits, whether such loss is based on contract, warranty or tort (including intentional acts, errors or omissions, negligence, indemnity, strict liability or otherwise). Subject to Section 7.1, which may further limit the recovery of damages, a Party's liability under this Agreement shall be limited to direct, actual damages, and all other damages at law or in equity are waived.

                                   ARTICLE VIII
                                   ------------

                                   ARBITRATION
                                   -----------
Section 8.1  Arbitration.
             -----------

     Any dispute or need for interpretation arising out of this Agreement shall be submitted to binding arbitration by one arbitrator who has not previously been employed by either Party, has knowledge of and experience with the competitive electric power sales industry and does not have a direct or indirect interest in either party or the subject matter of the arbitration. Such arbitrator shall either be as mutually agreed by the parties within twenty (20) business days after written notice from either Party requesting arbitration, or failing agreement, shall be selected under the expedited rules of the American Arbitration Association.

     Either Party may initiate arbitration by written notice to the other Party and the arbitration shall be conducted according to the following: (a) the arbitrator shall be limited to selecting only one of the two final proposals submitted by the Parties; (b) each Party shall divide equally the cost of the arbitrator and the hearing and each Party shall be responsible for its own expenses and those of its counsel and representatives; (c) the arbitrator shall issue the decision within sixty (60) days of selection and such decision shall include an explanation to the parties of the decision in a written opinion; (d) the hearing shall be conducted on a confidential basis without continuance or adjournment; and (e) evidence concerning the financial position or organizational make-up of the parties, any offer made or the details of any negotiation prior to arbitration and the cost of the parties of their representatives and counsel shall not be permissible.

Section 8.2  Acknowledgment.
             --------------

     Each Party understands and agrees that it shall not be able to bring a lawsuit concerning any dispute that may arise under this Agreement which is covered by the arbitration provision, other than to compel arbitration or to enforce an arbitration award.

                                   ARTICLE IX
                                   ----------

                                  FORCE MAJEURE
                                  -------------

Section 9.1  Force Majeure.
             -------------

     AERG and CILCO shall not be liable for or on account of any damage, loss (including profit from operations), injury or expense that may be occasioned by any failure, interruption or delay in the delivery or receipt of power and energy hereunder, when such failure, interruption or delay is due to (a) AERG's compliance with any Emergency Condition procedure of the ISO or (b) forces beyond the reasonable control of the Party experiencing the difficulty, including, but not limited to, fires, strikes, labor stoppages, epidemics, floods, earthquakes, lightening storms, ice, acts of God, riots, civil disturbances, civil war, invasion, insurrection, military or usurped power, war, sabotage, explosions, failure of suppliers of materials or fuel, inability to obtain or ship material, fuel or equipment because of the effect of similar causes on suppliers or carriers, or restraint by government agencies prohibiting or failing to approve acts necessary to performance hereunder or permitting any such act only subject to unreasonable conditions (collectively, "Force Majeure Events"); provided, however, that upon learning of any failure, interruption or delay of the forgoing type, the Party experiencing the difficulty shall make diligent effort to notify the other Party of the failure, interruption or delay and shall use due, and in its judgment, practicable diligence to remove the cause or causes thereof; and provided further, that AERG or CILCO shall not be required by the foregoing provisions to settle a strike or labor negotiations except in the best judgment of the Party experiencing the difficulty such settlement seems advisable.

Section 9.2  Consequences of Force Majeure Event.
             -----------------------------------

     During a Force Majeure Event:

     (a)  AERG shall continue to have the obligation to supply Electric Energy;

     (b) if AERG is unable to provide Electric Energy to CILCO during such period using its existing generation capacity and Supply Assets, it shall supply such energy at prevailing "market rates;"

     (c) CILCO's obligation to pay the Capacity Charge under Section 6.1(a) shall continue as and when such charges are due pursuant to this Agreement; and

     (d) to the extent CILCO is required as a result of a Force Majeure Event to procure additional capacity to satisfy MAIN requirements, and such additional capacity is procured by AERG;

          (i) during the first 120 consecutive days while any such requirement is imposed CILCO shall pay AERG an amount equal to the capacity charge incurred for such additional capacity, less the Capacity Charge due to AERG for the same time period, but only to the extent such amount is greater than zero;

          (ii) thereafter, CILCO shall pay to AERG an amount equal to AERG's cost for obtaining such additional capacity.

                                   ARTICLE X
                                   ---------

                                   ASSIGNMENT
                                   ----------

Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, a Party may assign this Agreement and all of its rights and obligations hereunder to any Affiliate or to any third party in connection with the transfer or sale of all or substantially all of its business, or to which it may transfer all or substantially all of its assets to which this Agreement relates, or in the event of its merger, consolidation, change in control or similar transaction, without obtaining the prior written consent of the other party, provided that the assigning party remains liable under this Agreement and that the third party assignee or surviving entity assumes in writing all of its obligations under this Agreement.

                                   ARTICLE XI
                                   ----------

                        DEFAULT; TERMINATION AND REMEDIES
                        ---------------------------------


Section 11.1  AERG Default.
              ------------

     The occurrence and continuation of any of the following events or circumstances at any time during the Initial Term or any Extended Term, except to the extent caused by or resulting from an act or omission of CILCO in breach of this Agreement, shall constitute an event of default by AERG ("AERG Event of Default"):

     (a) AERG fails to pay any sum due from it hereunder on the due date thereof and such failure is not remedied within 10 Business Days after receipt of written notice thereof from CILCO,

     (b)  AERG's Bankruptcy; or

     (c) AERG fails in any material respect to perform or comply with any other obligation in this Agreement, which failure materially and adversely affects CILCO, and if reasonably capable of remedy, is not remedied within 60 days after CILCO has given written notice to AERG of such failure and requiring its remedy; provided, however, that if such remedy cannot reasonably be cured within such 60-day period, such failure shall not constitute a AERG Event of Default if AERG has promptly commenced and is diligently proceeding to cure such default.

Section 11.2  CILCO Default.
              -------------

     The occurrence and continuation of any of the following events or circumstances at any time during the Initial Term or any Extended Term, except to the extent caused by, or resulting from, an act or omission of AERG in breach of this Agreement, shall constitute an event of default by CILCO ("CILCO Event of Default"):

     (a) CILCO fails to pay any amount due from it pursuant to Section 5.3(b) hereof on the due date thereof and such failure is not remedied within 10 Business Days after receipt of written notice thereof from AERG;

     (b)  CILCO's Bankruptcy; or

     (c) CILCO fails in any material respect to perform or comply with any other obligation in this Agreement, which failure materially and adversely affects AERG, and if reasonably capable of remedy, is not remedied within 60 days after AERG has given written notice to CILCO of such failure and requiring its remedy; provided, however, that if such remedy cannot reasonably be cured within such 60-day period, such failure shall not constitute a

CILCO Event of Default if CILCO has promptly commenced and is diligently proceeding to cure such default.

Section 11.3  Remedies.
              --------

     If an Event of Default has occurred, the non-defaulting Party, in its sole discretion, may take one or more of the following actions:

     (a)  proceed  pursuant to the dispute  resolution  procedures  set forth in
Article VIII; or

     (b) by 60 days advance written notice to the defaulting Party, the non-defaulting Party may terminate this Agreement and seek damages.

In the case of an Event of Default or a termination of this Agreement, the rights and remedies provided for in this Agreement shall be the exclusive remedies available to the Parties, and all other rights and remedies existing at law or in equity are waived.

Section 11.4  Effect of Termination.
              ---------------------

     Upon the termination of this Agreement, all rights and obligations under the Supply Assets listed in Appendices B and C shall be re-assigned and revert back to CILCO.

Section 11.5  Provisions Surviving Termination.
              --------------------------------

     The provisions of Section 5.4 (Records; Inspection) and Article VII (Damages; Limitation of Liability), Article XI (Default; Termination and Remedies) Article XIII (Indemnification) and Section 14.6 (Confidentiality) shall survive any termination of this Agreement.

                                  ARTICLE XII
                                  -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------


Section 12.1  Representations and Warranties of AERG.
              --------------------------------------

     AERG hereby makes the following representations and warranties to CILCO:

     (a) AERG is a corporation duly organized, validly existing and in good standing under the laws of Illinois and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement;

     (b) the execution, delivery and performance by AERG of this Agreement have been duly authorized by all necessary corporate action;

     (c) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach of or a default under any of the terms, conditions or provisions of any legal requirements, or any organizational documents, agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which AERG is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing;

     (d) this Agreement constitutes the legal, valid and binding obligation of AERG enforceable in accordance with its terms, except as such enforceability may be limited by Bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (e) there is no pending, or to the knowledge of AERG, threatened action or proceeding affecting AERG before any Governmental Authority, which purports to affect the legality, validity or enforceability of this Agreement; and

     (f) AERG has all necessary approvals from Governmental Authorities for it to perform its obligations under this Agreement.

Section 12.2  Representations and Warranties of CILCO.
              ---------------------------------------

     CILCO hereby makes the following representations and warranties to AERG:

     (a) CILCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement;

     (b) the execution, delivery and performance by CILCO of this Agreement have been duly authorized by all necessary corporate action;

     (c) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach of or a default under any of the terms, conditions or provisions of any legal requirements, or its articles of incorporation or bylaws, or any deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which CILCO is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing;

     (d) this Agreement constitutes the legal, valid and binding obligation of CILCO enforceable in accordance with its terms, except as such enforceability may be limited by Bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (e) there is no pending, or to the knowledge of CILCO, threatened action or proceeding affecting CILCO before any Governmental Authority, which purports to affect the legality, validity or enforceability of this Agreement; and

     (f) CILCO has all necessary approvals from Governmental Authorities for it to perform its obligations under this Agreement.

                                  ARTICLE XIII
                                  ------------

                                 INDEMNIFICATION
                                 ---------------


     Each Party shall indemnify and hold harmless the other Party, its officers, directors, agents and employees from and against any and all claims, demands, actions, losses, liabilities, expenses (including reasonable legal fees and expenses), suits and proceedings of, from or brought by any third party of any nature whatsoever for personal injury, death or property damage to each other's property or facilities or personal injury, death or property damage to third parties caused by the negligence or willful misconduct of the indemnifying Party that arise out of or are in any manner connected with the performance of this Agreement, except to the extent such injury or damage is attributable to the negligence or willful misconduct of, or breach of this Agreement by, the Party seeking indemnification hereunder. Title, and all risk relating to, all Electric Energy purchased by CILCO under this Agreement shall pass to CILCO at the respective Points of Interconnection. CILCO shall indemnify AERG for liability from Electric Energy once sold and delivered at such Points of Interconnection, and AERG shall indemnify CILCO for liability from Electric Energy prior to its delivery at such Points of Interconnection.

                                  ARTICLE XIV
                                  -----------

                                  MISCELLANEOUS
                                  -------------

Section 14.1  Notices.
              -------

     All notices and other communications hereunder shall be in writing and shall be deemed to have been given if (i) delivered in person (to the individual whose attention is specified below) or via facsimile (followed immediately with a copy in the manner specified in clause (ii) hereof), (ii) sent by prepaid first-class registered or certified mail, return receipt requested, or (iii) sent by recognized overnight courier service, as follows:

                  to CILCO:

                           Central Illinois Light Company
                           300 Liberty Street
                           Peoria, Illinois 61602-1404
                           Attention: General Counsel
                  to AERG:

                           AmerenEnergy Resources Generating Company
                           One Ameren Plaza
                           1901 Chouteau Avenue
                           St. Louis, Missouri 63103
                           Attention: General Counsel

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner. All notices and other communications hereunder shall be deemed effective either (i) the day of receipt when delivered by hand, facsimile or overnight courier; or (ii) three Business Days from the date deposited in the mail in the manner specified above.

Section 14.2  Governing Law; Submission to Jurisdiction; Selection of Forum.
              -------------------------------------------------------------

     This agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to its principles of conflicts of laws. Subject to Article VII, each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or any ancillary document or the transactions contained in or contemplated hereby or thereby, whether in tort or contract or at law or in equity, exclusively in a court of the State of Illinois (the "Chosen Courts") and (i) irrevocably submits to the exclusive jurisdiction of the chosen courts,
(ii) waives any objection to laying venue in any such action or proceeding in the chosen courts, (iii) waives any objection that the chosen courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon a Party in any such action or proceeding shall be effective if notice is given in accordance with Section 13.1 of this Agreement.

Section 14.3  No Third Party Beneficiaries.
              ----------------------------

     This Agreement is intended to be solely for the benefit of the Parties and their successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any third party not a signatory hereto. The Parties' successors and permitted assigns shall be bound by the provisions of this Agreement.

Section 14.4  Severability.
              ------------

     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof or thereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 14.5  Waivers.
              -------

     The failure of either Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of a Party thereafter to enforce each and every such provision. A waiver under this Agreement must be in writing and state that it is a waiver. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 14.6  Confidentiality.
              ---------------

     Each Party agrees that it will treat in confidence all documents, materials and other information marked "Confidential" or "Proprietary" by the disclosing Party ("Confidential Information") which it shall have obtained during the course of the negotiations leading to, and its performance of, this Agreement (whether obtained before or after the date of this Agreement). As used herein, the term "Confidential Information" shall not include any information which (i) is or becomes available to a Party from a source other than the other Party,
(ii) is or becomes available to the public other than as a result of disclosure by the receiving Party or its agents or (iii) is required to be disclosed under applicable law or judicial, administrative or regulatory process, but only to the extent it must be disclosed.

Section 14.7  Entire Agreement and Amendments.
              -------------------------------

     This Agreement supersedes all previous representations, understandings, negotiations and agreements, either written or oral, between the Parties or their representatives with respect to the supply and delivery of Electric Energy and constitutes the entire agreement of the Parties with respect thereto.

                            [SIGNATURE PAGE FOLLOWS]

     IN  WITNESS  WHEREOF,   the  parties  have  caused  their  duly  authorized
representatives to execute this Power Supply Agreement as of the date first above written.

                                         CENTRAL ILLINOIS LIGHT COMPANY, an
                                         Illinois corporation d.b.a. AMERENCILCO



                                         By:     /s/ G.L. Rainwater
                                            ------------------------------------
                                         Name:       G.L. Rainwater
                                         Title:      President



                                         AMERENENERGY RESOURCES GENERATING
                                         COMPANY, an Illinois corporation


                                         By:     /s/ Daniel F. Cole
                                            ------------------------------------
                                         Name:       Daniel F. Cole
                                         Title:      President

                                   Appendix A

                           System Capacity Requirement

                                   Appendix B

                      Supply Assets to be Assigned to AERG

                                   Appendix C

                   Supply Assets Subject to Irrevocable Agency

                                   Appendix D
                                  Strike Price

                                   Appendix E
                             Interruptible Customers

                                   Appendix F
                            Points of Interconnection